                                                                    EXHIBIT 10.1

                               FOURTH AMENDMENT

     THIS FOURTH AMENDMENT (this "Amendment") dated as of February 8, 2002 to
                                  ---------
the Credit Agreement referenced below is by and among Navigant International, Inc., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower
                                   --------
identified as "Guarantors" on the signature pages hereto (the "Guarantors"), the
                                                               ----------
Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent.

                              W I T N E S S E T H

     WHEREAS, a $150 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of August 6, 1999 (as amended, modified, supplemented, increased and extended from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the
                   ----------------
Lenders, U.S. Bank National Association, as Syndication Agent, KeyBank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement that require the consent of the Required Lenders; and

     WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Capitalized Terms. Capitalized terms used herein but not otherwise
          -----------------
defined herein shall have the meanings provided to such terms in the Credit Agreement.

     2.   Amendments. The Credit Agreement is amended in the following respects:
          ----------

     2.1  The pricing grid in the definition of "Applicable Percentage" in
Section 1.1 of the Credit Agreement is amended to read as follows:

                             Consolidated                               Eurodollar
       Pricing                 Leverage            Base Rate            Margin and            Commitment
        Level                   Ratio               Margin         Letter of Credit Fee           Fee
        -----                   -----               ------         --------------------           ---
          I                   ** 1.25                0.25%                 1.25%                 0.300%
         II               * 1.25 but ** 1.75         0.75%                 1.75%                 0.375%
         III              * 1.75 but ** 2.25         1.25%                 2.25%                 0.500%
         IV               * 2.25 but ** 2.50         1.75%                 2.75%                 0.500%
          V               * 2.50 but ** 3.25         2.25%                 3.25%                 0.750%
         VI               * 3.25 but ** 4.00         2.75%                 3.75%                 0.750%
         VII                   * 4.00                3.00%                 4.00%                 0.750%

*  denotes greater than or equal to
** denotes less than

     In addition, the amended pricing grid set forth above shall be effective as of January 1, 2002 and the Applicable Percentages from and after January 1, 2002 to and until the Rate Determination Date relating to the fiscal quarter ending March 31, 2002 shall be based on Pricing Level VII.

     2.2 The following definitions in Section 1.1 of the Credit Agreement are amended to read as follows:

          "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day; provided, however, that (i) for the fiscal quarter
                              --------  -------
          ending March 31, 2002, Consolidated EBITDA for purposes hereof shall be the result obtained by multiplying the actual Consolidated EBITDA for the one fiscal quarter period ending on such date by four, (ii) for the fiscal quarter ending June 30, 2002, Consolidated EBITDA for purposes hereof shall be the result obtained by multiplying the actual Consolidated EBITDA for the two fiscal quarter period ending on such date by two, and (iii) for the fiscal quarter ending September 30, 2002, Consolidated EBITDA for purposes hereof shall be the result obtained by multiplying the actual Consolidated EBITDA for the three fiscal quarter period ending on such date by four-thirds (4/3).

          "Consolidated Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDAR for the period of four consecutive fiscal quarters ending on such day to (b) Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending on such day; provided, however, that (i) for the
                                       --------  -------
          fiscal quarter ending March 31, 2002, Consolidated EBITDAR and Consolidated Fixed Charges for purposes hereof shall be the result obtained by multiplying the actual Consolidated EBITDAR and Consolidated Fixed Charges for the one fiscal quarter period ending on such date by four, (ii) for the fiscal quarter ending June 30, 2002, Consolidated EBITDAR and Consolidated Fixed Charges for purposes hereof shall be the result obtained by multiplying the actual Consolidated EBITDAR and Consolidated Fixed Charges for the two fiscal quarter period ending on such date by two, and (iii) for the fiscal quarter ending September 30, 2002, Consolidated EBITDAR and Consolidated Fixed Charges for purposes hereof shall be the result obtained by multiplying the actual Consolidated EBITDAR and Consolidated Fixed Charges for the three fiscal quarter period ending on such date by four-thirds (4/3).

          "Consolidated Fixed Charges" means, for any period for the Consolidated Group, the sum of (a) Consolidated Interest Expense for such period plus (b) Consolidated Rental Expense for such period plus
                      ----                                                 ----
          (c) earn-out payments for such period, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

     2.3 The following definitions are added to Section 1.1 of the Credit Agreement to read as follows:

          "Available Revolving Committed Amount" means at any time from and after the Fourth Amendment Effective Date to (but excluding) December 31, 2002, ONE HUNDRED THIRTY-FIVE MILLION DOLLARS ($135,000,000) (less the aggregate amount of any reductions in the Available Revolving Committed Amount from and after the Fourth Amendment Date pursuant to
          Section 3.4(b)),

          provided, however, that at any time after the Fourth Amendment if as
          --------  -------
          of the last day of the immediately preceding fiscal quarter (the "Increased Availability Quarter") both (i) the Consolidated Leverage
          -------------------------------
          Ratio is not greater than 2.50:1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio is not less than 2.00:1.00, in each case as demonstrated in the officer's certificate delivered by the Borrower to the Administrative Agent and the Lender pursuant to Section 7.2(a) for such fiscal quarter, then the Borrower shall have the right (but not the obligation) so long as no Default or Event of Default then exists, upon two (2) Business Days advance written notice to the Administrative Agent, to increase the "Available Revolving Committed Amount" to ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (less the aggregate amount of any reductions in the Available Revolving Committed Amount from and after the Fourth Amendment Date pursuant to Section 3.4(b)) (the "Increased Availability Option"),
                                            -----------------------------
          provided that if the Borrower elects the Increased Availability Option
          --------
          as provided above, then Section 7.9(a) and Section 7.9(b) shall immediately and automatically be adjusted as provided in such sections.

          "Fourth Amendment Effective Date" means the effective date of the Fourth Amendment to this Credit Agreement (being February 8, 2002).

          "Increased Availability Option" shall have the meaning assigned to such term in the definition of "Available Revolving Committed Amount" in Section 1.1.

          "Increased Availability Quarter" shall have the meaning assigned to such term in the definition of "Available Revolving Committed Amount" in Section 1.1.

     2.4  Clause (xiv) of the definition of "Permitted Investments" in Section
     1.1 of the Credit Agreement is amended by the addition of the following phrase at the beginning of such clause:

          "at any time after the Borrower elects the Increased Availability Option,"

     2.5 The proviso in Section 2.1(a) of the Credit Agreement is amended to read as follows:

          provided that (i) with regard to the Lenders collectively, the
          --------
          aggregate principal amount of Obligations outstanding at any time shall not exceed the lesser of (A) Aggregate Revolving Committed Amount or (B) the Available Revolving Committed Amount, and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed the lesser of (A) such Lender's Revolving Committed Amount or (B) such Lender's Revolving Commitment Percentage of the Available Revolving Committed Amount.

     2.6 Clauses (ii) and (iii) of Section 2.2(a) are amended to read as follows:

          (ii) with regard to the Lenders collectively, the aggregate principal Dollar Amount of Obligations outstanding at any time shall not exceed the lesser of (A) the Aggregate Revolving Committed Amount or (B) the Available Revolving Committed Amount and (iii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed the lesser of (A) such Lender's Revolving Committed Amount or (B) such Lender's Revolving Commitment Percentage of the Available Revolving Committed Amount.

     2.7  Clause (ii) of Section 2.3(a) is amended to read as follows:

          (ii) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the lesser of (A) the Aggregate Revolving Committed Amount or
          (B) the Available Revolving Committed Amount,

     2.8  Clause (B) of Section 3.3(b) is amended to read as follows:

          (A) the aggregate principal amount of Obligations shall exceed the lesser of (i) the Aggregate Revolving Committed Amount or (ii) the Available Revolving Committed Amount,

     2.9  Clause (i) of Section 3.4(a) is amended to read as follows:

          (i) after giving effect to any voluntary reduction the aggregate amount of Obligations shall not exceed the lesser of (A) the Aggregate Revolving Committed Amount, as reduced, or (B) the Available Revolving Committed Amount,

     2.10 The reference to "The Revolving Commitments" in each of clauses (i),
(ii) and (iii) of Section 3.4(b) is amended to read "The Aggregate Revolving Committed Amount and the Available Revolving Committed Amount".

     2.11 Clause (a) of Section 7.9 of the Credit Agreement is amended to read as follows:

          (a)  Consolidated Leverage Ratio. As of the end of each fiscal quarter
               ---------------------------
          set forth below, the Consolidated Leverage Ratio shall not be greater than the ratio set forth below opposite such fiscal quarter:


               ------------------------------------------------------------
                                                   Maximum Consolidated
                      Fiscal Quarter End              Leverage Ratio
               ------------------------------------------------------------

               ------------------------------------------------------------
                March 31, 2002                           4.75:1.00
               ------------------------------------------------------------
                June 30, 2002                            3.75:1.00
               ------------------------------------------------------------
                September 30, 2002                       3.75:1.00
               ------------------------------------------------------------
                December 31, 2002                        3.75:1.00
               ------------------------------------------------------------
                March 31, 2003 and each fiscal           2.50:1.00
                quarter ending thereafter
               ------------------------------------------------------------

               provided, however, that if the Borrower elects the Increased
               --------  -------
          Availability Option, then as of the end of each fiscal quarter ending after the Increased Availability Quarter the Consolidated Leverage Ratio shall not be greater than 2.50:1.00.

     2.12 Clause (b) of Section 7.9 of the Credit Agreement is amended to read as follows:

          (b)  Consolidated Fixed Charge Coverage Ratio. As of the end of each
               ----------------------------------------
          fiscal quarter set forth below, the Consolidated Fixed Charge Coverage Ratio shall not be less than the ratio set forth below opposite such fiscal quarter:

               -----------------------------------------------------------------
                                                     Minimum Consolidated Fixed
                    Fiscal Quarter End                 Charge Coverage Ratio
               -----------------------------------------------------------------

               -----------------------------------------------------------------
                December 31, 2001                            2.00:1.00
               -----------------------------------------------------------------
                March 31, 2002                               1.75:1.00
               -----------------------------------------------------------------
                June 30, 2002 and each fiscal                2.00:1.00
                quarter ending thereafter
               -----------------------------------------------------------------

               provided, however, that if the Borrower elects the Increased
               --------  -------
          Availability Option, then as of the end of each fiscal quarter ending after the Increased Availability Quarter the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.00:1.00.

     2.13 Clause (d) of Section 7.9 of the Credit Agreement is amended to read as follows:

           (d) Consolidated Capital Expenditures.  In each fiscal quarter the
               ---------------------------------
           aggregate Consolidated Capital Expenditures for such fiscal quarter shall not exceed $2,000,000, plus the unused amount available for
                                        ----
           Consolidated Capital Expenditures under this Section 7.9(d) for the immediately preceding fiscal quarter (excluding any carry forward available from any prior fiscal quarter and provided that, with respect to any fiscal quarter, Consolidated Capital Expenditures made during such fiscal quarter shall be deemed to be made first with respect to the applicable limitation for such fiscal quarter and then with respect to any carry-forward from the immediately preceding fiscal quarter);

               provided, however, that if the Borrower elects the Increased
               --------  -------
           Availability Option, then as of the end of each fiscal year ending after the Increased Availability Quarter, Consolidated Capital Expenditures shall not in any fiscal year exceed in the aggregate an amount equal to five percent (5%) of Consolidated Net Worth as of the last day of the immediately preceding fiscal year.

     2.14 Clause (e) of Section 7.9 of the Credit Agreement is amended to read as follows:

           (e) Each of Section 10.5 (Debt to EBITDA), Section 10.6 (Fixed Charge Coverage Ratio) and Section 10.7 (Consolidated Net Worth) (including in each case, solely for the purpose of computing the covenants so incorporated, the related definitions) of the Note Purchase Agreements as in effect on the Fourth Amendment Effective Date (after giving effect to the letter agreement dated February 8, 2002 modifying the terms of the Note Purchase Agreements) (collectively, the "Incorporated Financial Covenants") are incorporated herein by
                --------------------------------
           reference with the same effect as if stated at length herein. Each Credit Party covenants and agrees that the Incorporated Financial Covenants shall be as binding on the Credit Parties as if set forth fully herein, provided that any amendment, modification or
                         --------
           restatement of Section 10.5 (Debt to EBITDA), Section 10.6 (Fixed Charge Coverage Ratio) and Section 10.7 (Consolidated Net Worth) (or any of the related definitions) of the Note Purchase Agreements after the Fourth Amendment Effective Date shall not amend, modify or otherwise be effective with respect to the Incorporated Financial Covenants unless such amendment, modification or restatement is approved by the Lenders in accordance with Section 11.6.

     2.15 Section 7.9 of the Credit Agreement is amended by the addition of a new clause (f) thereto to read as follows:

           (f) Minimum Consolidated EBITDA.  Consolidated EBITDA for the one
               ---------------------------
           quarter period ending on December 31, 2001 shall be at least $9,000,000.

     2.16  Subclause (A) of Section 8.4(c)(ii) is amended to read as follows:

           (A)(1) At any time prior to the date the Borrower elects the Increased Availability Option, the total cost (including all types of consideration) for any such acquisition (or series of related acquisitions) shall not exceed $3,000,000 and the consideration shall
                                                     ---
           be limited to:

               (A) capital stock of the Borrower; or

               (B) earn-out payments provided that (x) such earn-out payments shall be funded exclusively from the revenues of the acquired Person (or from Property or operations acquired in such Acquisition) that are booked after the consummation of such Acquisition and (ii) for the two year period following such Acquisition, the maximum amount of such earn-out payments shall be limited to no more than 15% of the revenues of the acquired Person (or from Property or operations acquired in such Acquisition) during such period.

           (A)(2) At any time from and after the date the Borrower elects the Increased Availability Option, the total cost (including all types of consideration) of any such acquisition (or series of related transactions) shall not exceed $15 million in any instance;

     2.17  Section 8.10 of the Credit Agreement is amended to read as follows:

           8.10  Restricted Payments.
                 -------------------

           (a) At any time prior to the date the Borrower elects the Increased Availability Option, make or permit any Restricted Payments.

           (b) At any time from and after the date the Borrower elects the Increased Availability Option, make or permit any Restricted Payments unless and to the extent that no Default or Event of Default shall exist immediately prior thereto or after giving effect thereto on a Pro Forma Basis.

     3.    Waiver and Consent.
           ------------------

           (a) Waiver of Section 7.9(a) for December 31, 2001.  The Required
               ----------------------------------------------
     Lenders hereby waive any Default or Event of Default that exists solely as a result of the failure by the Borrower to comply with Section 7.9(a) (Consolidated Leverage Ratio) of the Credit Agreement for the fiscal quarter of the Borrower ended December 31, 2001. This waiver is a one-time waiver and shall be effective only in the specific circumstances provided for above and only for the purpose for which given. This waiver shall not affect the obligation of the Borrower to comply with Section 7.9(a) for any period ending after December 31, 2001.

           (b)  Consent to Stock Purchase. The Required Lenders hereby consent
                -------------------------
     to the purchase by the Borrower of all of the capital stock of FireVine, LLC (formerly known as NavigantVacations.com, LLC) held by third parties for an aggregate cash purchase price not to exceed $14,062,500 (the "Stock
                                                                          -----
     Acquisition"). The Required Lenders acknowledge that the Borrower paid
     -----------
     $3,500,000 of the purchase price in cash on or about December 12, 2001 and $7,000,000 of the purchase price in cash on or about December 31, 2001. The Required Lenders further acknowledge that the Borrower is required to pay the remaining $3,562,500 of the purchase price in cash on or before March 31, 2002. The Required Lenders hereby agree that (i) the payment of the two prior installments of the purchase price of the Stock Acquisition does not constitute an Event of Default and (ii) the payment of the remaining $3,562,000 of the purchase price in cash on or before March 31, 2002 shall not constitute a Default or Event of Default. This consent is a one-time consent and shall be effective only in the specific circumstances provided for above and only for the purpose for which given. This consent shall not affect the obligation of the Borrower to comply with Section 8.4 and
     Section 8.5 in any other instance.

     4.    Conditions Precedent. This Amendment shall be effective as of the
           --------------------
date hereof upon satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of multiple counterparts of this Amendment executed by the Credit Parties and the Required Lenders;

          (b) receipt by the Administrative Agent of a certified copy of an amendment to the Senior Note Documents in substantially the form of Exhibit
                                                                         -------
     A hereto which shall be effective (or shall by its terms become effective
     -
     simultaneous with the effectiveness of this Amendment);

          (c) receipt of the Administrative Agent, for the ratable benefit of the Lenders that deliver an executed signature page to this Amendment (the "Approving Lenders"), of an amendment fee equal to twenty-five basis points
      -----------------
     (0.25%) on the Commitments of the Approving Lenders; and

          (d) receipt by the Administrative Agent of all other fees and expenses due and payable by the Borrower in connection with this Amendment.

     5.   Reaffirmation of Representations and Warranties.  The Borrower affirms
          -----------------------------------------------
that the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct as of the date hereof (except those that expressly relate to an earlier period).

     6.   Reaffirmation of Guaranty. Each Guarantor (i) acknowledges and
          -------------------------
consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Credit Agreement or the other Credit Documents.

     7.   Reaffirmation of Security Interests. The Borrower and each Guarantor
          -----------------------------------
(i) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Credit Documents.

     8.   No Other Changes.  Except as modified hereby, all of the terms and
          ----------------
provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     9.   Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     10.  Governing Law.  This Amendment shall be deemed to be a contract made
          -------------
under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           NAVIGANT INTERNATIONAL, INC.,
--------
                                    a Delaware corporation

                                    By:_________________________________________
                                    Name:  Eugene A. Over, Jr.
                                    Title: Vice President

GUARANTORS:                         NAVIGANT INTERNATIONAL/NORTH CENTRAL, INC.,
----------
                                    an Illinois corporation
                                    NAVIGANT INTERNATIONAL/SOUTHWEST, LLC,
                                    a Delaware limited liability company
                                    CORNERSTONE ENTERPRISES, INC.,
                                    a Massachusetts corporation
                                    NAVIGANT INTERNATIONAL/SOUTHEAST, INC.,
                                    a North Carolina corporation
                                    NAVIGANT INTERNATIONAL/NORTHWEST, INC.,
                                    a Washington corporation
                                    NAVIGANT INTERNATIONAL/NORTHEAST, INC.,
                                    a Connecticut corporation
                                    NAVIGANT INTERNATIONAL U.K. HOLDINGS, INC.
                                    a Delaware corporation
                                    NAVIGANT CRUISE CENTER, INC.,
                                    a Delaware corporation
                                    NAVIGANT INTERNATIONAL/ROCKY MOUNTAIN, INC., a Colorado corporation
                                    SCHEDULED AIRLINES TRAFFIC OFFICES, INC., a Delaware corporation

                                    By: ________________________________________
                                    Name:  Eugene A. Over, Jr.
                                    Title: Vice President of each
                                           of the foregoing Guarantors

                                    NAVIGANT INTERNATIONAL/SOUTH CENTRAL, LP, a Texas limited partnership

                                    By:    ATLAS TRAVEL GP, INC.,
                                           a Texas corporation

                                           By:_________________________________
                                           Name:  Eugene A. Over, Jr.
                                           Title: Vice President

LENDERS:                              BANK OF AMERICA, N.A.,
-------
                                      in its capacity as Administrative Agent
                                      and in its individual capacity as a Lender

                                      By: ______________________________________
                                      Name:   Chitt Swamidasan
                                      Title:  Principal

                                      U.S. BANK NATIONAL ASSOCIATION

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      KEYBANK, N.A.

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      THE BANK OF NOVA SCOTIA

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      BANK ONE, COLORADO, N.A.

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      UNION BANK OF CALIFORNIA

                                      By: ______________________________________
                                      Name:
                                      Title: